                                                                     Exhibit 2.1

                            ARTICLES OF INCORPORATION

                                       OF

                             MAPLE ENTERPRISES, INC.

     The undersigned, desiring to form a corporation for profit under the General Corporation Law of Nevada, does hereby certify:

     FIRST: The name of said corporation shall be MAPLE ENTERPRISES, INC.

     SECOND: The place in the State of Nevada where its principal office is to be located is One East First Street, Reno, County of Washoe, and the resident agent in charge thereof is the Corporation Trust Company of Nevada.

     THIRD: The purpose for which the corporation is formed is to engage in any lawful activity.

     FOURTH: The maximum number of shares of all classes which the corporation is authorized to have outstanding is five hundred million (500,000,000) shares, consisting of four hundred ninety five million (495,000,000) shares of Common Stock, all par value $.001 and five million (5,000,000) shares of Preferred Stock, all par value $.001. The holders of preferred stock shall have such rights, preferences, and privileges as may be determined, prior to the issuance of such shares, by the Board of Directors.

     FIFTH: The members of the governing body shall be styled directors and the names and post office addresses of the first Board of Directors, to serve until their successors are elected and qualified, are as follows:

     1. Rowland W. Day, II, 650 Town Center Drive, Costa Mesa, California 92626.

     2. Jo L. Christensen, 650 Town Center Drive, Costa Mesa, California 92626.

     3. Jehu Hand, 650 Town Center Drive, Costa Mesa, California 92626.

     The corporation shall initially have three members of the Board of Directors; the number of directors may be increased or decreased pursuant to the provisions of the corporation's bylaws and chapter 78 of the Nevada Revised Statutes.

     SIXTH: No capital stock issued by the corporation shall be assessable following payment of the subscription price or par value therefor.

     SEVENTH: The name and post office address of the incorporator is as follows:

     1. Jehu Hand, 650 Town Center Drive, Costa Mesa, California 92626.

     EIGHTH: The corporation shall have perpetual existence.

     NINTH: A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise.

     No transaction, contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of any corporation is a member of any firm, a shareholder, director or officer of the corporation or trustee or beneficiary of any trust that is in any way interested in such transaction, contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction, contract or act of the corporation for any gain or profit directly or indirectly realized by him by reason of the fact that he or any firm in which he is a member or any corporation of which he is a trustee, or beneficiary, is interested in such transaction, contract, or act; provided the fact that such director or officer or such firm, corporation or trust is so interested shall have been disclosed or shall have been known to the members of the Board of Directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract, transaction or act, and may vote thereat to authorize, ratify or approve any such contract, transaction or act, and any officer of the corporation may take any action within the scope of his authority, respecting such contract, transaction or act, and any officer of the corporation of which he is a shareholder, director or officer, or any trust of which he is a trustee or beneficiary, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in any judicial other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, and notwithstanding any statute or rule of law or equity to the contrary (if any there be), his good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

     TENTH: No shareholder of the corporation shall have any preemptive rights.

     Dated this 6th day of August, 1986.

                                                /s/ Jehu Hand
                                                -----------------------------
                                                Jehu Hand, Incorporator

STATE OF CALIFORNIA  )ss,
COUNTY OF ORANGE     )

On August 6th, 1986, before me, the undersigned, a Notary Public in and for said State, personally appeared Jehu Hand, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

WITNESS my hand and official seal.

Signature  /s/ Sheryl Y. Bundy
         ------------------------------
                   [SEAL]

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            WARNER TECHNOLOGIES, INC.

                                      INTO

                             MAPLE ENTERPRISES, INC.

                                    * * * * *

     MAPLE ENTERPRISES, INC., a corporation organized and existing under the laws of Nevada,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 7th day of August, 1986, pursuant to the Laws of the State of Nevada.

     SECOND: That this corporation owns at least ninety percentum of the outstanding shares of each class of the stock of WARNER TECHNOLOGIES, INC., a corporation incorporated on the 15th day of October, 1986, pursuant to the Laws of the State of California the provisions of which permit the merger of a subsidiary corporation of another state into a parent corporation organized and existing under the laws of said state.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on the 19th day of August, 1988, determined to and did merge into itself said WARNER TECHNOLOGIES, INC.:

     RESOLVED, that MAPLE ENTERPRISES, INC. merge, and it hereby does merge into itself said WARNER TECHNOLOGIES, INC., and assumes all of its obligations; and

     FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Nevada.

     FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

     The presently issued and outstanding shares of stock of WARNER TECHNOLOGIES, INC., the merging corporation, which are owned by MAPLE ENTERPRISES, INC., the surviving corporation, shall be surrendered and cancelled. No shares of stock of the surviving corporation shall be issued in exchange for these shares.

     Each share of stock of WARNER TECHNOLOGIES, INC., the merging corporation, which shall be outstanding and not owned by MAPLE ENTERPRISES, INC., the surviving corporation, on the effective date of the merger and all rights in respect thereof shall be changed into 3.4351 shares of stock of the surviving corporation.

     After the effective date of this merger, each holder of an outstanding certificate representing shares of stock of WARNER TECHNOLOGIES, INC., the merging corporation, shall surrender the same to the surviving corporation, and each holder shall be entitled upon such surrender to receive the number of shares of stock of the surviving corporation on the basis provided herein. Until so surrendered the outstanding shares of the stock of the merging corporation which are to be converted into the stock of the surviving corporation as provided herein, may be treated by the surviving corporation for all corporate purposes as evidencing the ownership of shares of the surviving corporation as though said surrender and exchange had taken place.

     FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said WARNER TECHNOLOGIES, INC. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Nevada, which may be in anywise necessary or proper to effect said merger; and

     FURTHER RESOLVED that this corporation change its corporate name to the following: WARNER TECHNOLOGIES, INC.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the board of directors of MAPLE ENTERPRISES,

INC. at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said MAPLE ENTERPRISES, INC. has caused this certificate to be signed by its President and by its Secretary, this 13 day of September, 1988.

                                                MAPLE ENTERPRISES, INC.

                                                By /s/ Sidney E. Pelston
                                                -----------------------------
                                                Sidney E. Pelston
                                                President

(SEAL)

                                                By /s/ Eileen F. Brooks
                                                -----------------------------
                                                Eileen F. Brooks
                                                Secretary

STATE OF CALIFORNIA    )

                       )  ss.

COUNTY OF LOS ANGELES  )

     On September 13, 1988 personally appeared before me, a Notary Public, Sidney E. Pelston and Eileen F. Brooks who acknowledged that they executed the above instrument.

                                                /s/ Claire O Williams
                                                -----------------------------
                                                Notary Public

(SEAL)

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                            WARNER TECHNOLOGIES, INC.

     Warner Technologies, Inc., a Nevada corporation (the "Corporation") does hereby certify that:

     1. The Articles of Incorporation of the Corporation shall be amended by revising Article Fourth to read in full as follows:

               "FOURTH: The maximum number of shares of all classes which the Corporation is authorized to have outstanding is twelve million five hundred thousand (12,500,000) shares, consisting of twelve million three hundred seventy-five thousand (12,375,000) shares of Common Stock, all par value $0.04, and one hundred twenty-five thousand (125,000) shares of Preferred Stock, all par value $.04. The holders of Preferred Stock shall have such rights, preferences, and privileges as may be determined, prior to the issuance of such shares, by the Board of Directors. As of the date of filing of this Certificate of Amendment with the Nevada Secretary of State, each outstanding share of Common Stock is converted into and reconstituted as 1/40 (one-fortieth) of one share of Common Stock. No fractional shares shall be issued, but in lieu thereof any fractional share shall be rounded to the nearest whole share."

     2. The foregoing amendment has been duly authorized and approved by the Board of Directors of the Corporation.

     3. The foregoing amendment has been duly adopted and approved by the written consent of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with NRS 78.320.

     4. In accordance with NRS 78.320, notice of the adoption and approval of the foregoing amendment has been promptly given to all stockholders of the Corporation who have not consented in writing to this corporate action.

Dated: August 8, 1990                           WARNER TECHNOLOGIES, INC.

                                                By:/s/ Sidney E. Pelston
                                                -----------------------------
                                                President

                                                By:/s/ Thomas S. Hathaway
                                                -----------------------------
                                                Secretary

STATE OF CALIFORNIA    )
                       )ss.
COUNTY OF ORANGE       )

     On August 17 , 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared Sidney E. Pelston, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President on behalf of Warner Technologies, Inc., the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of the board of directors.

                                                /s/ Sidney E. Pelston
                                                -----------------------------
WITNESS my hand and official seal.

/s/ Gertrude Murphy                                                  [SEAL]
-------------------------------




STATE OF CALIFORNIA    )
                       )ss.
COUNTY OF ORANGE       )

     On August 17 , 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas S. Hathaway, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Secretary on behalf of Warner Technologies, Inc., the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of the board of directors.

                                                /s/ Thomas S. Hathaway
                                                -----------------------------
WITNESS my hand and official seal.

/s/ Gertrude Murphy
--------------------------------
                                                         [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                            WARNER TECHNOLOGIES, INC.

     Warner Technologies, Inc., a Nevada corporation (the "Corporation") does hereby certify that:

     1. The Articles of Incorporation of the Corporation shall be amended by adding Articles Eleven and Twelve to read in full as follows:

               "ELEVENTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director of officer, except for (a) acts of omission which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Nevada Revised Statutes section 78.300.

               TWELFTH: The Corporation shall pay the expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suite or proceeding as are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount it if is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions herein do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law."

     2. The foregoing amendment has been duly authorized and approved by the Board of Directors of the Corporation.

     3. The foregoing amendment has been duly adopted and approved by the vote of the stockholders holding a majority of the Corporation's outstanding stock, and entitled to vote thereon in accordance with NRS 78.320.

     4. In accordance with NRS 78.320, notice or the adoption and approval of the foregoing amendment has been promptly given to all stockholders of the Corporation who did not attend the Annual Stockholder Meeting at which time this corporate action was ratified.

Dated:  March 27, 1991                          WARNER TECHNOLOGIES, INC.


                                                By: /s/ Sidney E. Pelston
                                                -----------------------------
                                                    President

                                                By: /s/ Thomas S. Hathaway
                                                -----------------------------
                                                    Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF
                            WARNER TECHNOLOGIES, INC.

     Warner Technologies, Inc., a Nevada corporation (the "Corporation" does hereby certify that:

     1. The Articles of Incorporation of the Corporation shall be amended by revising Article First to read in full as follows:

          "FIRST: The name of said corporation shall be "MGPX VENTURES, INC."

     2. The foregoing amendment has been duly authorized and approved by the Board of Directors of the Corporation.

     3. The foregoing amendment has been duly adopted and approved by a vote of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote at an annual shareholder's meeting in accordance with NRS 78.320.

Dated:  March 31, 1998                          WARNER TECHNOLOGIES, INC.

                                                By:  /s/ Thomas S. Hathaway
                                                -----------------------------
                                                     President

                                                By:  /s/ Thomas S. Hathaway
                                                -----------------------------
                                                     Secretary

INC. at any time prior to the date of filing the merger with the Secretary of State.

      IN WITNESS WHEREOF, said MAPLE ENTERPRISES, INC. has caused this certificate to be signed by its President and by its Secretary, this 13 day of September, 1988.

                                          MAPLE ENTERPRISES, INC.



                                          By /s/ Sidney E. Pelston
                                             ------------------------------
                                             Sidney E. Pelston
                                             President

(SEAL)

                                          By /s/ Eileen F. Brooks
                                             ------------------------------
                                             Eileen F. Brooks
                                             Secretary



STATE OF CALIFORNIA    )
                       )ss.
COUNTY OF LOS ANGELES  )

      On September 13, 1988 personally appeared before me, a Notary Public, Sidney E. Pelston and Eileen F. Brooks who acknowledged that they executed the above instrument.



                                             /s/ Claire O. Williams
                                             ------------------------------
                                                     Notary Public

(SEAL)